Exhibit 99.1

Cognition Therapeutics Reports Third Quarter 2023
Financial Results and Provides Business Update

Phase 2 trials in mild-to-moderate Alzheimer’s disease and dementia with Lewy bodies advancing

Clinical site initiation underway in 540-patient early stage Alzheimer’s disease START trial; will permit approved monoclonal antibody (lecanemab) as combination therapy

Complete data from CT1812 SEQUEL EEG study and Phase 2 study design of START trial presented at CTAD 2023

Initiated dosing in MAGNIFY trial for geographic atrophy secondary to dry age-macular degeneration (dry AMD)

PURCHASE, N.Y., November 2, 2023 (GLOBE NEWSWIRE) -- Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical-stage neuroscience company developing drugs that treat neurodegenerative disorders by regulating cellular damage response pathways (the “Company” or “Cognition”), today reported financial results for the third quarter ended September 30, 2023 and provided recent business updates.

“The third quarter of 2023 was a period of considerable progress for Cognition, with significant clinical development milestones in our Alzheimer’s disease pipeline: advancing enrollment in our Phase 2 SHINE trial for people with mild-to-moderate Alzheimer’s disease and initiation of recruitment in our Phase 2 START trial, for which we amended the trial protocol to include patients with early Alzheimer’s disease who are being treated with lecanemab,” commented Lisa Ricciardi, president and CEO of Cognition Therapeutics. “We believe these important events, in addition to the data from our SEQUEL EEG study presented at CTAD 2023, position Cognition and CT1812 as a leader in the innovative Alzheimer’s landscape.”

Ms. Ricciardi continued, “Looking ahead, we expect to report topline results from our Phase 2 SHINE trial in mid-2024. Following this in 2024, we expect to disclose data from our Phase 2 SHIMMER trial for patients suffering from dementia with Lewy bodies (DLB).”

“With two anticipated data readouts from our Alzheimer’s disease and DLB trials, steady patient enrollment across all programs, and the expanded combination treatment opportunity in our START trial, we believe that we are in a strong position to reach our upcoming milestones and drive the company towards our ultimate goal of commercializing a novel, once-daily, oral therapeutic that may enable patients living with neurodegenerative diseases to live independently longer,” Ms. Ricciardi concluded.

Business and Corporate Highlights

-	Initiated clinical sites for CT1812 Phase 2 START Study in partnership with ACTC

-	Unveiled compelling data and insights at CTAD 2023

o	Presented full data analyses from exploratory SEQUEL EEG study; topline results announced in June 2023

o	Updated design of Phase 2 START trial allowing approved monoclonal antibody as background therapy in late-breaking, oral presentation

-	Announced dosing commenced in CT1812 MAGNIFY study for patients diagnosed with dry age-related macular degeneration (dry AMD)

-	Progressed enrollment in 144-patient Phase 2 SHINE Alzheimer’s disease study; company on track to report topline results in mid-2024

-	Advanced enrollment in 120-patient Phase 2 SHIMMER DLB study; anticipating data readout in mid-2024

Financial Results

Cash and cash equivalents as of September 30, 2023, were approximately $33.0 million, and total grant funds remaining from the NIA were $74.3 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures through November of 2024.

Research and development expenses were $11.7 million for the third quarter ended September 30, 2023, compared to $8.3 million for the same period in 2022. The increase was primarily related to higher costs associated with Phase 2 trial activities with contract research organizations, clinical supply manufacturing and preclinical research.

General and administrative expenses for the third quarter ended September 30, 2023, were $3.1 million compared to $4.4 million for the three months ended September 30, 2022. The decrease was primarily related to lower professional fees, Director & Officer Liability insurance partially offset by increased equity-based compensation.

The Company reported a net loss of $6.7 million or $(0.22) per basic and diluted share for the third quarter ended September 30, 2023, compared to a net loss of $6.6 million or $(0.29) per basic and diluted share during the same period in 2022.

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash runway, our product candidates, including CT1812, and any expected or implied benefits or results, including that initial clinical results observed with respect to CT1812 will be replicated in later trials and our clinical development plans and our plans to provide clinical updates or future data from our clinical studies, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; the impacts of ongoing global and regional conflicts; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Consolidated Statements of Operations Data:
Operating Expenses:
Research and development	$11,669	$8,268	$25,596	$23,884
General and administrative	3,076	4,357	9,939	10,367
Total operating expenses	14,745	12,625	35,535	34,251
Loss from operations	(14,745)	(12,625)	(35,535)	(34,251)
Other income (expense):
Grant income	7,684	5,947	18,035	18,236
Other income (expense), net	314	55	(129)	(182)
Interest expense	(2)	(2)	(18)	(18)
Total other income, net	7,996	6,000	17,888	18,036
Net loss	$(6,749)	$(6,625)	$(17,647)	$(16,215)
Unrealized gain (loss) on foreign currency translation	—	(1)	3	(3)
Total comprehensive loss	$(6,749)	$(6,626)	$(17,644)	$(16,218)
Net loss per share:
Basic	$(0.22)	$(0.29)	$(0.59)	$(0.71)
Diluted	$(0.22)	$(0.29)	$(0.59)	$(0.71)
Weighted-average common shares outstanding:
Basic	30,365,506	23,024,026	29,696,296	22,684,309
Diluted	30,365,506	23,024,026	29,696,296	22,684,309

	As of
(in thousands)	September 30, 2023	December 31, 2022
Consolidated Balance Sheet Data:
Cash and cash equivalents	$32,969	$41,562
Total assets	38,772	50,425
Total liabilities	9,846	10,176
Accumulated deficit	(133,048)	(115,401)
Total stockholders’ equity	28,926	40,249

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Daniel Kontoh-Boateng (investors) Tiberend Strategic Advisors, Inc. dboateng@tiberend.com